10.1 CONSENT DELOITTE AND TOUCHE LLP

















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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-48165 of AWG, Ltd. on Form SB-1 of our report dated January 28, 1998 (February 23, 1998) as to the last paragraph of Note 13, which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern) with respect to the consolidated financial statements of AWG, Ltd for the years ended December 31, 1997 and 1996, appearing in the Prospectus, which is part of this Registration Statement.







Deloitte & Touche LLP
San Francisco, California
June 29, 1998